---------------------------------
                                               Filing Fee:  $80.00
         BUSINESS CORPORATION                  (See Sec.1401 sub-Sec.19)

            STATE OF MAINE

(Merger of Domestic and Foreign Corporation)

          ARTICLES OF MERGER                   _________________________________
                                                   Deputy Secretary of State
       American Skiing Company
                                               ---------------------------------
--------------------------------------         ---------------------------------
A corportion organized under the laws of
                Maine
               -------
                INTO                        True Copy When Attested by Signature

          ASC Delaware, Inc.
--------------------------------------
A corporation organized under the laws of
              Delaware
             ----------                           ______________________________
                                                     Deputy Secretary of State
Pursuant to 13-A MRSA Sec. 906, the preceding
corporations adopt these Articles of Merger:
                                               ---------------------------------



First:                The laws of the  State(s)  of  Delaware,  under which the
               foreign corporation(s) is (are) organized, permit such merger.

Second:             The name of the surviving corporation is ASC Delaware,  Inc.
               (the name of which is to be changed to American Skiing Company); and it is to be governed by the laws of the the State of Delaware.

Third:                The plan of  merger is set  forth in  Exhibit  A  attached hereto and made a part hereof.

Fourth:                     As to each participating  domestic corporation,  the
               shareholders of which voted on such plan of merger, the number of shares outstanding and the number of shares entitled to vote on such plan, and the number of such shares voted for and against the plan, are as follows:



Name of           Number of      Number of         NUMBER      NUMBER
Corporation       Shares         Shares Entitled   Voted For   Voted Against
                  Outstanding    to Vote
--------------    -------------  ----------------  ----------  -------------
American Skiing   30,473,399       30,323,399     22,376,725    3,216,624
Company
ASD Delaware, Inc.       100              100            100         0


FIFTH:              If the shares of any class were entitled to vote as a class, the designation and number of the outstanding shares of each such class, and the number of shares of each such class voted for and against the plan, are as follows:

Name of       Designation    Number of Shares    NUMBER      NUMBER
Corporation   of Class       Outstanding         Voted For   Voted Against
-----------   -----------    ----------------    ---------   -------------


(Include the following paragraph if the merger was authorized without the vote of the shareholders of the surviving corporation. Omit if not applicable

SIXTH:                      The plan of merger was adopted by the  participating
               corporation which is to become the surviving corporation in the merger without any vote of its shareholders, pursuant to section 902, subsection 5. The number of shares of each class outstanding immediately prior to the effective date of the merger, and the number of shares of each class to be issued or delivered pursuant to the plan of merger of the surviving corporation are set forth as follows:

Desingation        Number of Shares Outstanding    Number of Shares to Be Issued
of Class           Immediately Prior to Effective  Or Delivered Pursuant to the
                        Date of Merger             Merger
-----------        ------------------------------  -----------------------------

SEVENTH:                     The address of the registed office of the surviving
               corporation  in the State of Maine  is*
                     Sunday River Access Road, Newry, Maine  04261
               -----------------------------------------------------------------
                           (street, city, state and zip code)

                    The  address  of  the   registered   office  of  hte  merged
               corporation in the State of Maine is*
                     Sunday River Access Road, Newry, Maine 04261
               -----------------------------------------------------------------
                            (street, city, state and zip code)

EIGHTH:            Effective date of the merger (if other than date of filing of
               Articles) is
               -----------------------------------------------------------------

               (Not to exceed 60 days from date of filing of the Articles)

DATED:  October 12, 1999

                                              American   Skiing  Company
                                         ---------------------------------------
                                          (participating domestic corporation)


MUST BE COMPLETED FOR VOTE                  *By  /s/ Christopher E. Howard
OF SHAREHOLDERS                                ---------------------------------
I certify that I have custody of the                    (signature)
minutes showing the above action               Christopher E. Howard, Clerk
the shareholders.                              -----------------------------
                                               (type or print name and capacity)
American Skiing Company
----------------------------------           *By
(name of corporation)                          ---------------------------------
                                                        (signature)
/s/ Christopher E. Howard
----------------------------------             ---------------------------------
(signature of clerk, secretary or              (type or print name and capacity)
asst. secretary)

DATED   October 12, 1999
     -----------------------------

MUST BE COMPLETED FOR VOTE                  *By
OF SHAREHOLDERS                                ---------------------------------
I certify that I have custody of the                    (signature)
minutes showing the above action by
the shareholders.                              -----------------------------
                                               (type or print name and capacity)

----------------------------------           *By
(name of corporation)                          ---------------------------------
                                                        (signature)

----------------------------------             ---------------------------------
(signature of clerk, secretary or              (type or print name and capacity)
asst. secretary)

NOTE: If a foreign corporation is the survivor of this merger, see Sec. 906.4 and Sec. 908.3 as to whether Form MBCA-10Ma is required.

*Give address of registered office in Maine. If the corporation does not have a registered office in Maine, the address given should be the principal or registered office wherever located.


--------------------------------------------------------------------------------

*This documents MUST be signed by (1) the Clerk OR (2) the President or a vice-president and the Secretary or an assistant secretary, or such other officer as the bylaws may designate as a 2nd certifying officer OR (3) if there are no such officers, then a majority of Directors or such directors as may be designated by a majority of directors then in office OR (4) if there are not such directors, then the Holders, or such of them as may be designated by the holders, of record of a majority of all outstanding shares entitled to vote thereon OR (5) the Holders of all of the outstanding shares of the corporation.

SUBMIT COMPLETED FORMS TO: CORPORATE EXAMINING SECTION, SECRETARY OF STATE, 101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101 TEL: (207) 287-4195

             CERTIFICATE OF THE SOLE INCORPORATOR AND SOLE DIRECTOR
                                       OF
                               ASC DELAWARE, INC.
                            (a Delaware corporation)


         I, FOSTER A. STEWART, JR., the Sole Incorporator and Sole Director of ASC Delaware, Inc., hereby certify that the Agreement and Plan of Merger to which this certificate is attached, after having been first duly signed on behalf of the corporation by the Sole Incorporator and Sole Director under the corporate seal of said corporation, was duly approved and adopted at a meeting of the sole stockholder held on October 6, 1999 by the holder of all of the outstanding stock entitled to vote thereon.

     Witness my hand and seal of said ASC Delaware, Inc. this 7th day of October, 1999.




[S E A L]

                                             /s/ Foster A. Stewart, Jr.
                                             ---------------------------------
                                            Sole Incorporator and Sole Director

         AGREEMENT AND PLAN OF MERGER, made this 7th day of October, 1999, between AMERICAN SKIING COMPANY, a Maine corporation, hereinafter called the First Company, and ASC DELAWARE, INC., a Delaware corporation, hereinafter called the Second Company.

         WHEREAS, the First Company has authorized capital stock consisting of 100,000,000 shares of Common Stock, par value $.01 per share, 15,000,000 shares of Class A Common Stock, par value $.01 per share, and 500,000 shares of Serial Preferred Stock, par value $.01 per share, of which 15,526,243 shares of Common Stock, par value $.01 per share, 14,760,530 shares of Class A Common Stock, par value $.01 per share, 36,626 shares of 10.5% Repriced Convertible Exchangeable Preferred Stock, par value $.01 per share, and 150,000 shares of 8.50% Series B Convertible Participating Preferred Stock, par value $.01 per share, have been duly issued and are now outstanding; and

         WHEREAS, the Second Company has authorized capital stock consisting of 100,000,000 shares of Common Stock, par value $.01 per share, 15,000,000 shares of Class A Common Stock, par value $.01 per share, and 500,000 shares of Serial Preferred Stock, par value $.01 per share, of which 100 shares of Common Stock, par value $.01 per share, have been duly issued and are now outstanding; and

         WHEREAS, the Board of Directors of the First Company and the Second Company, respectively, deem it advisable and generally to the advantage and welfare of the two corporate parties and their respective shareholders that the First Company merge with the Second Company under and pursuant to the provisions of the Maine Business Corporation Act and of the General Corporation Law of the State of Delaware; and

         WHEREAS, the approvals of the shareholders of the First Company with respect to the merger of the First Company with and into the Second Company as required under the Maine Business Corporation Act and the Articles of Incorporation of the First Company have been obtained.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of the mutual benefits hereby provided, it is agreed by and between the parties hereto as follows:

     1. MERGER. The First Company shall be merged into the Second Company on the Effective Date (as hereinafter defined).

         2. EFFECTIVE DATE. This Agreement and Plan of Merger shall become effective upon the filing of this Agreement and Plan of Merger in the offices of the Secretaries of State of Maine and Delaware, the time of such effectiveness being defined herein as the "Effective Date."

         3. SURVIVING CORPORATION. The Second Company shall survive the merger herein contemplated and shall continue to be governed by the laws of the State of Delaware, but the separate corporate existence of the First Company shall cease forthwith upon the Effective Date.

         4. AUTHORIZED CAPITAL. The authorized capital stock of the Second Company following the Effective Date shall be as set forth in its Certificate of Incorporation, as summarized in the second recital paragraph above, unless and until the same shall be changed in accordance with the laws of the State of Delaware.

         5. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Second Company shall be the Certificate of Incorporation of the Second Company following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof, which power to amend or repeal is hereby expressly reserved, and all rights of powers of whatsoever nature conferred in such Certificate of Incorporation or herein upon any shareholder or director or officer of the Second Company or upon any other persons whomsoever are subject to the reserve power. Such Certificate of Incorporation shall be amended, effective on the Effective Date and without further action, such that the name of the Second Company shall thenceforth be American Skiing Company.

         6. BYLAWS. The Bylaws of the Second Company as they exist on the Effective Date shall be the Bylaws of the Second Company following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof.

         7. BOARD OF DIRECTORS AND OFFICERS. The members of the Board of Directors and the officers of the Second Company immediately after the Effective Date of the merger shall be those persons who were the members of the Board of Directors and the officers, respectively, of the First Company immediately prior to the Effective Date of the merger, and such persons shall serve in such offices, respectively, for the terms provided by law or in the Certificate of Incorporation or Bylaws, or until their respective successors are elected and qualified.

         8. FURTHER ASSURANCE OF TITLE. If at any time the Second Company shall consider or be advised that any acknowledgements or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to the Second Company any right, title or interest of the First Company held immediately prior to the Effective Date, the First Company and its proper officers and directors shall and will execute and deliver all such acknowledgements or assurances in law and do all things necessary or proper to acknowledge or confirm such right, title or interest in the Second Company as shall be necessary to carry out the purposes of this Agreement and Plan of Merger, and the Second Company and the proper officers and directors thereof are fully authorized to take any and all such action in the name of the First Company or otherwise.

         9. RETIREMENT OF ORGANIZATION STOCK. Forthwith upon the Effective Date, each of the 100 shares of the Common Stock of the Second Company presently issued and outstanding shall be retired, and no shares of Common Stock or other securities of the Second Company shall be issued in respect thereof.

         10.      CONVERSION OF OUTSTANDING STOCK.

         (a) Forthwith upon the Effective Date, each of the issued and outstanding shares of Common Stock of the First Company and all rights in respect thereof shall be converted into one fully paid and non-assessable share of Common Stock of the Second Company, and each certificate nominally representing shares of Common Stock of the First Company shall for all purposes be deemed to evidence the ownership of a like number of shares of Common Stock of the Second Company. The holders of such certificates shall not be required immediately to surrender the same in exchange for certificates of Common Stock in the Second Company but, as certificates nominally representing shares of Common Stock of the First Company are surrendered for transfer, the Second Company will cause to be issued certificates representing shares of Common Stock of the Second Company, and, at any time upon surrender by any holder of certificates nominally representing shares of Common Stock of the First Company, the Second Company will cause to be issued therefor certificates for a like number of shares of Common Stock of the Second Company.

         (b) Forthwith upon the Effective Date, each of the issued and outstanding shares of Class A Common Stock of the First Company and all rights in respect thereof shall be converted into one fully paid and non-assessable share of Class A Common Stock of the Second Company, and each certificate nominally representing shares of Class A Common Stock of the First Company shall for all purposes be deemed to evidence the ownership of a like number of shares of Class A Common Stock of the Second Company. The holders of such certificates shall not be required immediately to surrender the same in exchange for certificates of Class A Common Stock in the Second Company but, as certificates nominally representing shares of Class A Common Stock of the First Company are surrendered for transfer, the Second Company will cause to be issued certificates representing shares of Class A Common Stock of the Second Company, and, at any time upon surrender by any holder of certificates nominally representing shares of Class A Common Stock of the First Company, the Second Company will cause to be issued therefor certificates for a like number of shares of Class A Common Stock of the Second Company.

         (c) Forthwith upon the Effective Date, each of the issued and outstanding shares of 10.5% Repriced Convertible Exchangeable Preferred Stock of the First Company and all rights in respect thereof shall be converted into one fully paid and non-assessable share of 10.5% Repriced Convertible Exchangeable Preferred Stock of the Second Company, and each certificate nominally representing shares of 10.5% Repriced Convertible Exchangeable Preferred Stock of the First Company shall for all purposes be deemed to evidence the ownership of a like number of shares of 10.5% Repriced Convertible Exchangeable Preferred Stock of the Second Company. The holders of such certificates shall not be required immediately to surrender the same in exchange for certificates of 10.5% Repriced Convertible Exchangeable Preferred Stock in the Second Company but, as certificates nominally representing shares of 10.5% Repriced Convertible Exchangeable Preferred Stock of the First Company are surrendered for transfer, the Second Company will cause to be issued certificates representing shares of 10.5% Repriced Convertible Exchangeable Preferred Stock of the Second Company, and, at any time upon surrender by any holder of certificates nominally representing shares of 10.5% Repriced Convertible Exchangeable Preferred Stock of the First Company, the Second Company will cause to be issued therefor certificates for a like number of shares of 10.5% Repriced Convertible Exchangeable Preferred Stock of the Second Company.

         (d) Forthwith upon the Effective Date, each of the issued and outstanding shares of 8.50% Series B Convertible Participating Preferred Stock of the First Company and all rights in respect thereof shall be converted into one fully paid and non-assessable share of 8.50% Series B Convertible
Participating Preferred Stock of the Second Company, and each certificate nominally representing shares of 8.50% Series B Convertible Participating
Preferred Stock of the First Company shall for all purposes be deemed to evidence the ownership of a like number of shares of 8.50% Series B Convertible Participating Preferred Stock of the Second Company. The holders of such certificates shall not be required immediately to surrender the same in exchange for certificates of 8.50% Series B Convertible Participating Preferred Stock in the Second Company but, as certificates nominally representing shares of 8.50% Series B Convertible Participating Preferred Stock of the First Company are surrendered for transfer, the Second Company will cause to be issued certificates representing shares of 8.50% Series B Convertible Participating Preferred Stock of the Second Company, and, at any time upon surrender by any holder of certificates nominally representing shares of 8.50% Series B Convertible Participating Preferred Stock of the First Company, the Second Company will cause to be issued therefor certificates for a like number of shares of 8.50% Series B Convertible Participating Preferred Stock of the Second Company.

         11. RIGHTS AND LIABILITIES OF SECOND COMPANY. At and after the Effective Date of the merger, the Second Company shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers and franchises, both public and private, and all of the property, real, personal and mixed, of each of the parties hereto; all debts due to the First Company on whatever account shall be vested in the Second Company; all claims, demands, property, rights, privileges, powers and franchises and every other interest of either of the parties hereto shall be as effectively the property of the Second Company as they were of the respective parties hereto; the title to any real estate vested by deed or otherwise in the First Company shall not revert or be in any way impaired by reason of the merger, but shall be vested in the Second Company; all rights of creditors and all liens upon any property of either of the parties hereto shall be preserved unimpaired, limited in lien to the property affected by such lien at the effective time of the merger; all debts, liabilities and duties of the respective parties hereto shall thenceforth attach to the Second Company and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it; and the Second Company shall indemnify and hold harmless the officers and directors of the parties hereto against all such debts, liabilities and duties and against all claims and demands arising out of the merger.

         12. BOOK ENTRIES. The merger contemplated hereby shall be treated as a pooling of interest and as of the Effective Date entries shall be made upon the books of the Second Company in accordance with the following:

                  (a) The assets and liabilities of the First Company shall be recorded at the amounts at which they are carried on the books of the First Company immediately prior to the Effective Date with appropriate adjustment to reflect the retirement of the 100 shares of Common Stock of the Second Company presently issued and outstanding.

                  (b) There shall be credited to Capital Account the aggregate amount of the par value per share of all of the outstanding stock of the Second Company resulting from the conversion of the outstanding stock of the First Company.

                  (c) There shall be credited to Capital Surplus Account an amount equal to that carried on the Capital Surplus Account of the First Company immediately prior to the Effective Date.

                  (d) There shall be credited to Earned Surplus Account an amount equal to that carried on the Earned Surplus Account of the First Company immediately prior to the Effective Date.

         13. SERVICE OF PROCESS ON SECOND COMPANY. The Second Company agrees that it may be served with service of process in the State of Maine in any proceeding for enforcement of any obligation of the First Company as well as for the enforcement of any obligation of the Second Company arising from the merger, including any suit or other proceeding to enforce the right of any shareholder as determined in appraisal proceedings pursuant to the provisions of the Maine Business Corporation Act.

         14. TERMINATION. This Agreement and Plan of Merger may be terminated and abandoned by action of the Board of Directors of the First Company at any time prior to the Effective Date, whether before or after approval by the shareholders of the First Company.

         15.  PLAN  OF  REORGANIZATION.   This  Agreement  and  Plan  of  Merger
constitutes a Plan of Reorganization to be carried out in the manner, on the terms and subject to the conditions herein set forth.

         16. EXPENSES AND RIGHTS OF DISSENTING SHAREHOLDERS. The Second Company shall pay all expenses of carrying this Agreement and Plan of Merger into effect and of accomplishing the merger, including amounts, if any, to which dissenting shareholders of the First Company may be entitled by reason of this merger.

         IN WITNESS WHEREOF each of the corporate parties hereto, pursuant to authority duly granted by the Board of Directors or shareholders, has caused this Agreement and Plan of Merger to be executed by an authorized officer.

                             AMERICAN SKIING COMPANY


                                        By:  /s/ Christopher E. Howard
                                        -----------------------------
                                   Name:    Christopher E. Howard
                                   Title:   Executive Vice President


                                            ASC DELAWARE, INC.


                                   By: /s/ Foster A. Stewart, Jr.
                                      --------------------------------
                                   Name:    Foster A. Stewart, Jr.
                                   Title:   Sole Incorporator and Sole Director

                            CERTIFICATE OF OWNERSHIP
                                     MERGING
                             AMERICAN SKIING COMPANY
                                      INTO
                               ASC DELAWARE, INC.


     American Skiing Company, a corporation organized and existing under the laws of the State of Maine

         DOES HEREBY CERTIFY:

     FIRST: That it was organized pursuant to the provisions of the Maine Business Corporation Act on the
28th day of May, 1997.

     SECOND: That it owns all of the outstanding shares of the capital stock of ASC Delaware, Inc., a corporation organized pursuant to the provisions of the General Corporation Law of the State of Delaware, on the 5th day of October, 1999.

     THIRD: That its Board of Directors, acting through its executive committee, at a meeting held on the 1st day of October, 1999, determined to merge the corporation into said ASC Delaware, Inc. and did adopt the following resolutions:

       RESOLVED:    That,  subject to receipt of the  required  approvals of the shareholders of this  corporation at a special meeting to be
                    held  on  October  7,  1999  with   respect  to  the  merger
                    transaction contemplated thereby, the execution and delivery on behalf of this corporation and ASC Delaware, Inc. of the Agreement and Plan of Merger substantially in the form attached hereto as Exhibit A by any of the officers of this corporation be, and it hereby is, authorized.

        RESOLVED:   That the execution and filing of articles of merger or other documents on behalf of this corporation or ASC Delaware, Inc. in order to effectuate the merger contemplated by the immediately preceding resolution be, and it hereby is, authorized.

         RESOLVED:         That the officers of this corporation be, and each of
                           them acting singly hereby is, authorized to execute such documents and to take such other actions as may be necessary or desirable to effectuate the intent of the foregoing resolutions.

         FOURTH: That this merger has been approved by the holders of at least a majority of the outstanding shares of stock of this corporation, American Skiing Company, at a meeting duly called for the purpose.

         IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its authorized officer, the 7th day of October, 1999.

                                              AMERICAN SKIING COMPANY


                                            By: /s/ Christopher E. Howard
                                               --------------------------------
                                                Christopher E. Howard,
                                                Executive Vice President